UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2004

Date of Report (Date of Earliest Event Reported)

HUMPHREY HOSPITALITY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	0-25060	52-1889548
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7170 Riverwood Drive

Columbia, Maryland 21046

(Address of Principal Executive Offices) (Zip Code)

(443) 259-4900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On July 23, 2004, Humphrey Hospitality Trust, Inc. (the Company) issued a press release announcing a planned relocation of its corporate headquarters from Maryland to Nebraska and related officer changes. A copy of this release is being filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

George R. Whittemore, President and Chief Executive Officer, and Michael M. Schurer, Chief Financial Officer, Treasurer and Secretary, have decided to not relocate to Nebraska and will, therefore, resign their positions effective August 15, 2004. In connection with their resignations, Messrs. Whittemore and Schurer have each entered into a Separation Agreement and Release with the Company. These agreements are attached hereto as Exhibit 10.32 and Exhibit 10.33, respectively.

Item 7. Financial Statements and Exhibits.

Exhibits
10.32	Separation Agreement and Release, dated as of July 22, 2004, by and between the Company and George R. Whittemore.

10.33	Separation Agreement and Release, dated July 14, 2004, by and between the Company and Michael M. Schurer.

99	Press release of the Company, dated July 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMPHREY HOSPITALITY TRUST, INC.

July 23, 2004	/s/ Michael M. Schurer
Michael M. Schurer
Chief Financial Officer, Treasurer & Secretary

HUMPHREY HOSPITALITY TRUST, INC.

INDEX TO EXHIBITS

Exhibit Number
10.32	Separation Agreement and Release, dated as of July 22, 2004, by and between the Company and George R. Whittemore.

10.33	Separation Agreement and Release, dated July 14, 2004, by and between the Company and Michael M. Schurer.

99	Press release of the Company, dated July 23, 2004.